Exhibit 10.3

Amended and Restated UTG, Inc. Employee and Director Stock Purchase Plan

COMMON STOCK
(no par value)

Background

The United Trust Group, Inc. Employee and Director Stock Purchase Plan (the “Initial Plan”), was approved by the board of directors of United Trust Group, Inc. (“United”), on March 26, 2002, and was approved by the shareholders of United on June 11, 2002.  On July 1, 2005, United was merged into UTG, Inc., a Delaware corporation.  The purpose of the merger was to effect a reincorporation of United as a Delaware corporation.  The board of directors of UTG, Inc. now desires to adopt this Restated UTG, Inc. Employee and Director Stock Purchase Plan (the “Restated Plan”) in order to reflect UTG, Inc. as the successor by merger to United.  The Restated Plan is set forth in its entirety as follows:

We desire to offer employees and directors of UTG, Inc. and its subsidiaries the opportunity to invest in shares of our common stock.  This document describes the plan we have established under which employees and directors may purchase shares of UTG, Inc. common stock.

Investing in shares under the plan is not without risks.  The price at which shares are being offered under this plan is not based on market price, and employees and directors investing in shares under the plan will be required to execute a stock restriction agreement.  The stock restriction agreement imposes significant restrictions on the transferability of shares, and fixes the price at which a participant in the plan may be required to sell shares back to UTG, Inc. based on the change in the book value of the shares, not market value.

A note about UTG, Inc.

UTG, Inc. is a publicly-held company that files reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.  The common stock United Trust Group, Inc., the predecessor of UTG, Inc., was formerly traded on the Nasdaq Small Cap Stock Market.  Effective December 31, 2001, we voluntarily de-listed the shares of United Trust Group, Inc. from Nasdaq.  Shares of UTG, Inc. are now traded sporadically in the over-the-counter market.

Jesse Correll, and his affiliates and associates own a majority of our outstanding shares of common stock.

How many shares may be issued under the plan

The board of directors has authorized the issuance of a total of 400,000 shares of common stock pursuant to this plan.  The number of shares authorized to be issued under the plan will be subject to adjustment proportionately if there is a stock dividend, stock split or similar recapitalization event resulting in a change in shares of UTG, Inc.

How the plan operates

            Annual offering of shares.  Eligible employees and directors of UTG, Inc. and its subsidiaries may be offered the opportunity to purchase a limited amount of shares of UTG, Inc. under the plan annually.  Each annual offering, if made, will remain open for a period of 30 days, during which directors and eligible employees selected by our board of directors may elect to purchase shares of UTG, Inc. under the plan.  An election to purchase shares will not be valid unless the employee/director meets the eligibility requirements to participate in the plan and, prior to the end of the offering period,

(1)    the employee/director delivers to UTG, Inc. a signed, completed subscription agreement, in the form attached as Exhibit A, together with payment in full of the purchase price of the shares, and
(2)    the employee/director signs and delivers to UTG, Inc. a stock restriction agreement, in the form attached as Exhibit B.

            Limit on number of shares that may be purchased annually.  The board of directors of UTG, Inc. shall have discretion to determine the number of shares to be offered in any annual offering subject to the limitations in this plan and to determine the number of shares, if any, to be offered to each director or eligible employee in an annual offering under the plan.  No fractional shares will be issued, and any fractions will be rounded down to the next whole number.

            Closing of annual offering.  The closing of an annual offering will occur within 5 business days following the end of the annual offering period.  At that time, certificates representing the shares purchased by a participating employee in an annual offering will be issued, in the name of the participating employee, and, if there has been an oversubscription, any excess funds received will be returned, by check, to participating employees (without interest).

            Timing of annual offerings.  The board of directors of UTG, Inc. will determine if and when annual offerings of shares under the plan will be made.

            Price of shares in an annual offering. The price at which shares will be offered in the first annual offering has been arbitrarily set at $12.00 per share. At each annual offering thereafter, the board of directors of UTG, Inc. will fix the price at which shares will be offered under the plan at the time it authorizes the annual offering.  In any case, the price at which shares will be offered under the plan will not be less than 100% of the fair market value of shares of UTG, Inc. at the time the offering is authorized by the UTG, Inc. board of directors.

Eligibility requirements for participants

The board of directors of UTG, Inc. shall have discretion to select the directors and eligible employees who will be extended the opportunity to purchase shares in any annual offering under the plan. Only individual employees of UTG, Inc. or its subsidiaries who either (1) serve as directors of UTG, Inc. or its subsidiaries or (2) have been employed full-time by UTG, Inc. or its subsidiaries for at least 1 year at the time of an offering of shares under the plan are eligible to participate and purchase shares in that offering under the plan.  Any person serving as a director of UTG, Inc. or any of its subsidiaries at the time of an offering of shares under the plan is eligible to participate and purchase shares in that offering under the plan.

The board of directors of UTG, Inc. may refuse to issue any shares to a person if it determines, in good faith, that the foregoing eligibility requirement was not met either during the annual offering period and at the time of the closing of the offering.  Independent contractors and other individuals who are not employees or directors are not eligible to participate in the plan.

The employment relationship will be treated as continuing intact while an employee is on sick leave or other bona fide leave of absence for a period not to exceed 90 days.  Where the period of leave exceeds 90 days, the employment relationship will be deemed terminated on the 91st day of such leave.

The opportunity to participate in the plan is personal to eligible employees and directors selected by the board of directors.  No right with regard to participation in the plan or right to purchase and receive shares of UTG, Inc. under the plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participating employee or director.  Any such attempted assignment, transfer, pledge, or other disposition will be without effect.  An eligible employee’s or director’s right to purchase shares under the plan may be exercised only during the employee’s or director’s lifetime.

A participating employee or director will have no interest in, or rights to, any shares under the plan until the certificate represented shares purchased by that participating employee has been issued.

Who administers the plan

The plan is administered by the board of directors of UTG, Inc. The board of directors of UTG, Inc. has full power and authority to construe, interpret and administer the plan and may adopt rules and regulations for carrying out the plan.  The board of directors may make arrangements for individuals or organizations to assist in the administration of the plan.  Decisions made by the board of directors of UTG, Inc. in the administration of the plan are final and binding absent manifest error.

Conditions of the plan

It is a condition of any offer of shares under this plan that the offer and sale of the shares are either exempt from the registration requirements imposed under the Securities Act of 1933 and applicable state securities laws or are duly registered in compliance with such registration requirements, and will be administered accordingly.  UTG, Inc. will not be obligated to offer or issue any shares under this plan if it determines, in good faith, that the offering or issuance of such sale violates any law.

Until the shareholders of UTG, Inc. approve the participation of directors in the plan, directors of UTG, Inc. will not be entitled to participate in the plan, or in any offering under the plan, unless they are otherwise entitled to participate in the plan as eligible employees of UTG, Inc. and its subsidiaries.

Transfer restrictions

Shares issued under the Plan shall be subject to the restrictions on transferability contained in the stock restriction agreement and applicable restrictions under federal and state securities laws.

Amendment and termination of the plan

The plan may be amended or terminated by the board of directors of UTG, Inc. at any time.

Construction of plan

This plan shall be governed by the laws of Delaware.

No provision of this plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of UTG, Inc. or any of its subsidiaries or any other right not expressly created by such provision.

No provision of this plan shall be construed as requiring Jesse Correll or any of his associates or affiliates to acquire or retain ownership of shares of UTG, Inc., or restrict in any way the issuance of shares of UTG, Inc. or the transfer of ownership or control of shares of any of UTG, Inc. or any of its subsidiaries.

This plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Date the Initial Plan was approved by the board of directors of United Trust Group, Inc.: March 26, 2002

Date the Initial Plan was approved by the shareholders of United Trust Group, Inc.: June 11, 2002

Date the Restated Plan was approved by the board of directors of UTG, Inc.: December 6, 2006

                                  UTG, INC.

                                By _____________________________

                                Title ___________________________

Exhibit A

Subscription Agreement
This Subscription Agreement is being delivered by the undersigned to UTG, Inc. (the “Company”) to purchase shares of Common Stock of the Company that are being offered to me pursuant to the Restated UTG, Inc. Employee and Director Stock Purchase Plan (the “Plan”).  I accept the Company’s offer and agree to purchase shares of Common Stock of the Company in the offering pursuant to the Plan as follows:

Number of shares being purchased:  ________________________

Price:  $____________ per share ($__________________ in the aggregate)

Manner of payment:   ____________________________________________________________

Please register the shares I am acquiring in my name (as printed below) at the following address:

_____________________________________________________________________________
[insert the address that will be used for the Company’s shareholders’ list]
Accompanying this notice is the Restated Stock Restriction and Buy-Sell Agreement which I have executed and join in as a Shareholder of the Company.
I agree and confirm that:
·         I have received and read the Plan and agree to be bound by the terms and conditions contained in the Plan and in the Restated Stock Restriction and Buy-Sell Agreement.
·         I have received a copy of the Prospectus relating to the shares being offered under the Plan, and the most recent annual report and annual meeting proxy materials of the Company.
·         I understand that the transferability of the shares I am acquiring is subject to restrictions under the Restated Stock Restriction and Buy-Sell Agreement.
·         I agree that the certificates representing all shares of Common Stock acquired under the Plan will bear a legend providing notice that such shares are restricted and bound by the terms and conditions of the Restated Stock Restriction and Buy-Sell Agreement, as in effect from time to time.
The foregoing agreements, commitments and obligations are being made by and on behalf of and shall be binding on me and my heirs, legatees and legal representatives and any transferee with respect to all shares of Common Stock acquired pursuant to the Plan (or any shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor).
This Subscription Agreement is being executed and delivered to the Company on _____________________
          [insert date]

                                                                                    ____________________________________
                                    [signature]

                                                                                    ____________________________________
                                    [printed name]

UTG, Inc.
Amended and Restated Stock Restriction And Buy-Sell Agreement

United Trust Group, Inc. ("United") adopted the United Trust Group, Inc. Stock Restriction and Buy-Sell Agreement (the “Initial Agreement”) effective November 1, 2002.  The Initial Agreement was amended and restated effective September 18, 2003 (the “Amended and Restated Agreement”).  On July 1, 2005, United was merged into UTG, Inc., a Delaware corporation (the “Company”).  The purpose of the merger was to effect a reincorporation of United as a Delaware corporation.  The board of directors of the Company now desires to restate the Amended and Restated Agreement in order to reflect UTG, Inc. as the successor by merger to United.  The Restated Stock Restriction and Buy-Sell Agreement is set forth in its entirety as follows:

This Restated Stock Restriction and Buy-Sell Agreement (“Agreement”), dated January 24, 2007, is made and entered into by and among UTG, Inc., a Delaware corporation (the “Holding Company”), and the undersigned shareholders of the Holding Company (individually a “Shareholder” and, collectively, the “Shareholders”).

Background

The Holding Company has adopted the Restated UTG, Inc. Employee and Director Stock Purchase Plan (the “Plan”) pursuant to which certain employees and directors of the Holding Company and its subsidiaries have been afforded the opportunity to purchase shares of common stock of the Holding Company.  Each of the Shareholders is executing this Agreement concurrently with the purchase of shares pursuant to the Plan.  As a condition to their participation in, and purchase of shares under, the Plan, the Shareholders are obligated to enter into this Agreement imposing certain restrictions and obligations on themselves and any shares of common stock of the Holding Company now or hereafter issued to them pursuant to the Plan (the “Shares”).  As used in this Agreement, the term “participant” refers to an employee or director of the Holding Company who purchases Shares from the Holding Company pursuant to the Plan.

Now, therefore, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holding Company and the Shareholders agree as follows:

1.   Restriction on Stock.  Except as otherwise provided in this Agreement, no Shareholder shall sell, transfer or otherwise dispose of (whether voluntarily or involuntarily or by operation of law) or agree or commit to sell, transfer, or otherwise dispose of all or any part of the Shares owned by the Shareholder without complying with the terms of this Agreement.
2.   Permitted Transfers and Sales of Shares.
a.         Any Shareholder may transfer all or any part of the Shares owned by such Shareholder by gift to or for the benefit of the Shareholder, the Shareholder’s spouse, or the Shareholder’s children.  The transferee shall receive, hold, and/or own such Shares subject to the terms of this Agreement and the obligations hereunder of the transferor Shareholder.

b.         Any Shareholder may pledge, mortgage or otherwise encumber the Shares owned by such Shareholder; provided, however, that this Agreement shall be binding upon the person in whose favor the Shareholder pledges, mortgages or otherwise encumbers any or all of such Shares, and the pledgee shall receive, hold, and/or own such Shares subject to the terms of this Agreement and the obligations hereunder of the pledgor Shareholder.  Notwithstanding the provisions of this Paragraph 2.b., any Shareholder may pledge, mortgage or otherwise encumber any or all of the Shares owned by them for the purpose of securing a loan or loans on behalf of the Holding Company or any affiliate of the Holding Company, and the pledgee of any such Shares shall receive, hold, and/or own such Shares free of the terms and restrictions contained in this Agreement and free of any obligations hereunder imposed on any Shareholder or any other person.  For purposes of this Agreement, an “affiliate” shall mean any entity which is controlled by the Holding Company or by Jesse Correll, either individually or collectively.

c.         Any Shareholder may sell, at any time, all or a portion of the Shares owned by such Shareholder in accordance with the provisions of this Paragraph 2.c. or Paragraph 2.d. below.

i.          Such Shares must first be offered for sale to the Holding Company, and, within ten days of its receipt of such offer, the Holding Company
(or its designee) shall purchase such Shares, at the price and in the manner provided in Paragraph 4; provided, however, that the selling
Shareholder shall sell to the Holding Company not less than the lesser of:

(1)        all of the Shares then owned by such Shareholder; or
(2)        that number of Shares whose fair value as determined in accordance with Paragraph 4 is at least $1,000.

ii.          If the Holding Company (or its designee) is unable to purchase all of the Shares to be sold, then the remaining Shareholders will have a ten day option to purchase such Shares (or the remainder of such Shares if the Holding Company purchases less than all of the Shares offered for sale).  All Shareholders who exercise their options to purchase such Shares may purchase an amount of such Shares equal to the percentage of
Shares they own of the total number of Shares owned by all of the Shareholders exercising their options, at the price and in the manner provided in Paragraph 4.

iii.         If all or any part of the Shares of the selling Shareholder are not purchased by the Holding Company or the remaining Shareholders, or both, in accordance with the provisions of this Paragraph 2.c, then the selling Shareholder shall be free to sell all, but not less than all, of the Shares not purchased by Holding Company or the remaining Shareholders, for a period of 90 days from the expiration of the option of the remaining Shareholders; provided, however, that at the end of such 90-day period, all restrictions imposed by this Agreement shall again be applicable.

d.         Any Shareholder may sell, donate or otherwise transfer, at any time, all or a portion of the Shares owned by such Shareholder with the prior consent and approval of the board of directors of the Holding Company.  In considering any request by a Shareholder pursuant to this Paragraph 2.d., the board of directors shall not be deemed to be under any obligation to consent to or approve of such request and may condition its consent and approval on such terms and conditions as the board of directors of the Holding Company deems appropriate, in the exercise of its discretion.

3.   Events Triggering Holding Company’s Right to Reacquire Shares.
a.         Upon the death of any Shareholder, or the termination of any Shareholder’s employment with or service as a director of the Holding Company or any affiliate of the Holding Company (whether by reason of retirement, disability or voluntary or involuntary termination of employment, with or without cause), the Holding Company (or its designee) shall, at its option, have the right to purchase, and in the event of the exercise of such option, the Shareholder, or his or her personal representative, spouse and/or children, as the case may be, shall be required to sell, all or any part of such Shares:

i.          then held by such Shareholder; or

ii.          which were transferred by such Shareholder to or for the benefit of such Shareholder or his or her spouse or children in accordance with the terms of Paragraph 2.a of this Agreement; or

iii.         which were transferred to such Shareholder’s spouse in accordance with the terms of a decree of divorce.

b.         Upon a non-employee, non-director Shareholder’s divorce from the participant in the Plan from whom such Shareholder has acquired Shares, the Holding Company shall, at its option, have the right to purchase, and, in the event of the exercise of such option, the Shareholder shall be required to sell, all or any part of such Shares then held by such Shareholder, and, at the discretion of the board of directors of the Holding Company, any Shares which were transferred by such non-employee, non-director Shareholder to his or her children in accordance with Paragraph 2.a.

c.         Such purchase by the Holding Company upon the exercise of its options to purchase granted under Paragraph 3.a or 3.b above shall be at the price and in the manner provided in Paragraph 4 of this Agreement and shall take place within 90 days of such Shareholder’s death or termination of employment or the entry of a decree of divorce.

d          If all or any part of the Shares of the selling Shareholder (or his or her personal representative, spouse and/or children who are obligated to sell such Shares, as the case may be) are not purchased by the Holding Company in accordance with the provisions of this Paragraph 3, then the selling Shareholder (or his or her personal representative, spouse and/or children, as the case may be) shall be free to sell all, but not less than all, of the Shares not purchased by Holding Company for a period of 90 days from the expiration of the 90-day period set forth in Paragraph 3.c; provided, however, that at the end of such 90-day period, all restrictions imposed by this Agreement shall again be applicable.

4.   Purchase Price and Terms of Purchase.  The purchase price for any Shares purchased pursuant to this Agreement shall be, on a per Share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such Shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per Share of such Shares during the period from the end of the month next preceding the month in which such Shares were acquired pursuant to the Plan to the end of the month next preceding the month in which the closing of such purchase occurs.  The consolidated statutory net earnings per Share shall be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002, shall be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share shall be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder shall be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in Paragraph 6 of this Agreement.
5.   Tag-along Rights.  If, during the term of this Agreement, Jesse Correll and his affiliates sell, in one or a series of related transactions, more than 50% of the then outstanding shares of common stock of the Holding Company to any third party who is not an affiliate of Jesse Correll, then all of the Shareholders will be given the opportunity to sell their Shares either to such third party or to the Holding Company on the same terms and conditions as Jesse Correll and his affiliates.
6.   Regulatory Approvals.  Should any regulatory approvals be required in connection with the purchase of any Shares provided for in this Agreement, the Shares and the purchase price therefor shall be escrowed pending receipt of such approvals.  Interest on the purchase price placed in escrow shall accrue to the benefit of the selling Shareholder regardless of whether the sale ultimately takes place.  Notwithstanding the necessity of obtaining any regulatory approval, the sale of any Shares hereunder must close, if at all, within 150 days from the date the Shares were first offered for sale or the date of death, termination of employment or divorce of a selling Shareholder.
7.   Endorsement on Stock Certificates.  All stock certificates representing the Shares of the Holding Company shall contain the following legend:
“The shares represented by this certificate may not be transferred except in accordance with the terms contained in a certain Restated Stock Restriction and Buy-Sell Agreement dated as of January 24, 2007.  Transfers in violation of that Agreement are void.  A copy of that Agreement may be obtained from UTG, Inc.”
8.   Notice. Any notice required or permitted under this Agreement shall be in writing, shall be delivered to the residence or principal place of business of the intended recipient as noted on the stock record books of the Holding Company, by either registered mail, overnight courier service or hand delivery, and shall be deemed received the third business day after such notice is deposited in the U.S. mail, postage prepaid the next business day after deposit with an overnight courier service or the date of hand delivery.
9.   Binding Effect.  This Agreement shall be binding on the parties hereto, their successors, assigns, estates and heirs, and on any transferee of Shares of the Holding Company.  As a condition of any transfer of Shares, including any transfer on the books of the Holding Company and the issuance of certificates representing such Shares, the transfer must be made in accordance with this Agreement and the transferee of such Shares shall execute and become a party to this Agreement.  Any attempt to transfer Shares or to assign rights and obligations under this Agreement, whether voluntarily or by operation of law, shall be void and shall not be binding on the Holding Company or its Shareholders unless done in accordance with the terms of this Agreement.
10. Other Shareholders.  The Holding Company may issue additional Shares pursuant to the Plan for such consideration as may be determined by the Board of Directors of the Holding Company.  The Holding Company agrees that no such Shares shall be issued pursuant to the Plan except upon agreement by the purchaser thereof to become a party to and be bound by the provisions of this Agreement by executing this Agreement in the spaces provided below.  From and after the date of issuance of such Shares, the purchaser thereof shall, for all purposes, be deemed to be a Shareholder as that term is used in this Agreement.
11. Amendments and Waivers.  This Agreement may be amended or modified only by an instrument in writing signed by the Holding Company and the holders of a majority of the outstanding Shares that are subject to this Agreement, and any provision of this Agreement may be waived by the board of directors of the Holding Company; provided, however, that no such amendment, modification or waiver shall, unless by an instrument signed by the Holding Company and all of the Shareholders [i] differ in effect on any Shareholder in a material and adverse manner from the effect of such amendment, modification or waiver on the holders of a majority of the Shares, [ii] create any additional obligation for a Shareholder without creating similar obligations on the other Shareholders without the prior written consent of the Shareholder so affected, or [iii] alter the terms of Paragraph 5 of this Agreement.
12. Termination of Agreement.  This Agreement may be voluntarily terminated by the affirmative vote of at least two-thirds of the outstanding Shares.  This Agreement will automatically terminate if Jesse Correll and his affiliates sell substantially all of their shares of common stock of the Holding Company and all Shareholders have had the same opportunity to sell their Shares as provided for in Paragraph 5.
13. Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same agreement.
14. Retroactive Effect; Status of Initial Agreement.  This Agreement shall be binding upon each Shareholder who becomes a signatory to this Agreement and shall supersede the Initial Agreement with respect to all shares of common stock of the Holding Company issued to such Shareholder under the Plan.  The Initial Agreement shall remain in full force and effect with respect to any participant who is a signatory to the Initial Agreement who does not become a signatory to this Agreement.  In the event all participants who are signatories to the Initial Agreement become signatories to this Agreement, the Initial Agreement shall terminate and no longer be of any effect.  The failure of any such participant to become a signatory to this Agreement shall not affect the validity or enforceability of this Agreement against any signatory to this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                UTG, INC.

                                By _____________________________

                                Title ___________________________

UTG, Inc.
Restated Stock Restriction And Buy-Sell Agreement

The undersigned does hereby execute and become a party to the UTG, Inc. Restated Stock Restriction and Buy-Sell Agreement dated as of ________________, 2007.

_______________________________
Shareholder Signature
Printed
Name:  ________________________
Date:  ________________________